Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Incorporation	Percentage of Ownership
V-Alliance Technology Supplies Limited	Hong Kong	100%

Joint Cross Border Logistics Company Limited	Hong Kong	100%